UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See “Item 2.01—Completion of Acquisition or Disposition of Assets” for a description of the material definitive agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 30, 2004, Huttig Building Products, Inc. announced that it had completed the sale of its operations and certain assets, including inventory and equipment, of its Builder Resource branches located in Merriam and Topeka, Kansas, and Lee’s Summit and Liberty, Missouri to McCray Lumber Company for approximately $6.6 million. Huttig will retain accounts receivable of approximately $8.1 million. Huttig will use the proceeds to reduce debt.

A copy of the Asset Purchase and Sale Agreement is attached hereto as Exhibit 2.1.

A copy of the press release announcing the sale is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

2.1	Asset Purchase and Sale Agreement dated August 30, 2004 between the registrant and McCray Lumber Company.

99.1	Press release dated August 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC. (REGISTRANT)
Date: September 1, 2004

/S/ THOMAS S. MCHUGH
Thomas S. McHugh Vice President—Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase and Sale Agreement dated August 30, 2004 between the registrant and McCray Lumber Company.

99.1	Press release dated August 30, 2004.

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